Exhibit 99.1

VIMEO REPORTS Q4 2022 FINANCIAL RESULTS

NEW YORK— February 27, 2023—Vimeo, Inc. (NASDAQ: VMEO) (“Vimeo”) released its results for the fourth quarter ended December 31, 2022 today.

“Vimeo ended 2022 with our second consecutive quarter of positive Adjusted EBITDA and Free Cash Flow, and bookings in our flagship Vimeo Enterprise business accelerated to grow 59% year-over-year," said Anjali Sud, Chief Executive Officer of Vimeo. “In 2023, we have a clear plan to continue Vimeo Enterprise momentum and get Self-Serve back to growth, while allocating resources in a way that should meaningfully simplify our business, improve capital efficiency and maintain our leadership in innovation."

Watch Vimeo's interactive shareholder video now available at https://vimeo.com/investors.

VIMEO, INC. SUMMARY RESULTS

($ in millions except per share amounts)

	Q4 2022	Q4 2021
Revenue	$105.6	$106.1
Gross profit	80.9	79.5
Gross profit margin	77%	75%
Operating income (loss)	(6.5)	(23.6)
Net income (loss)	(5.1)	(24.0)
Diluted EPS	(0.03)	(0.15)
Adjusted EBITDA	6.5	(7.6)

See reconciliations of GAAP to non-GAAP measures beginning on page 8.

Please note: We have adjusted our operating metrics and key terms by disaggregating our revenue and associated metrics into three categories. We believe that this better reflects how the Company is managed and provides greater clarity into the Company's business for its stockholders. Please see our Operating Metrics and Key Terms section below for a description of these terms and the changes from prior terms.

RECENT BUSINESS HIGHLIGHTS
•Self-Serve & Add-Ons now has approximately 1.5 million Subscribers, and Vimeo Enterprise has 2.2 thousand Subscribers.
•Vimeo Enterprise added new customers including Business Wire, HP Inc., Hyundai NGV, LG Electronics, Yahoo!, BET, and S&P Global.
•Vimeo Enterprise Net Revenue Retention (NRR) was again over 100%.
•In Q1, Vimeo executed a reduction in force aimed at increasing efficiency and driving operational focus.

Q4 2022 FINANCIAL HIGHLIGHTS
•Vimeo Enterprise Bookings grew 59% year-over-year, while Self-Serve & Add-Ons bookings were down 5%.
•Revenue decreased 1% year-over-year to $105.6 million, while Vimeo Enterprise grew 35%.
•Gross profit increased 2% year-over-year to $80.9 million, a 77% gross margin.
•Operating loss was $6.5 million, resulting in operating loss margin of negative 6%.
•Adjusted EBITDA profit was $6.5 million, a $14.1 million improvement from the fourth quarter of 2021.
•Cash provided by operations was $1.7 million, or 2% of revenue.
•Free Cash Flow was $1.9 million, or 2% of revenue.

FULL-YEAR 2022 HIGHLIGHTS
•Vimeo Enterprise Bookings increased 53% year-over-year, while Self-Serve & Add-Ons bookings were down 1%.
•Revenue increased 11% year-over-year to $433.0 million, driven by Vimeo Enterprise revenue growth of 69%.
•Gross profit increased $40.3 million year-over-year to $329.4 million, a 76% gross margin.
•Operating loss was $82.9 million, resulting in operating loss margin of negative 19%.
•Adjusted EBITDA loss was $8.2 million.
•Cash used by operations was $37.1 million.
•Free Cash Flow was negative $34.0 million.

FINANCIAL OUTLOOK

For the first quarter of 2023, Vimeo expects:
•Revenue to be at least $100 million,
•GAAP operating loss of approximately $26 million, and
•Adjusted EBITDA to be around breakeven.

For full-year 2023, Vimeo expects:
•A mid-single digit percent decline in revenue,
•GAAP operating loss between $79 million and $74 million, and
•Adjusted EBITDA between $5 million and $10 million.

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to “Forward-Looking Statements” below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

VIDEO CONFERENCE CALL

Vimeo will live stream a video conference to answer questions regarding its fourth quarter results on Tuesday, February 28, 2023, at 8:30 a.m. Eastern Time. This live stream will include disclosure of certain information, including forward-looking information, which may be material to an investor’s understanding of Vimeo’s business. The live stream will be open to the public at https://vimeo.com/event/2915826/embed.

GAAP FINANCIAL STATEMENTS
VIMEO, INC. CONSOLIDATED STATEMENT OF OPERATIONS
($ in thousands except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenue	$105,564	$106,120	$433,028	$391,678
Cost of revenue (exclusive of depreciation shown separately below)	24,714	26,621	103,595	102,537
Gross profit	80,850	79,499	329,433	289,141
Operating expenses:
Research and development expense	23,137	30,365	127,661	105,586
Sales and marketing expense	40,611	42,584	170,401	152,691
General and administrative expense	22,228	28,495	107,011	85,111
Depreciation	144	326	2,198	923
Amortization of intangibles	1,234	1,320	5,100	5,846
Total operating expenses	87,354	103,090	412,371	350,157
Operating loss	(6,504)	(23,591)	(82,938)	(61,016)
Interest expense	(124)	(128)	(491)	(438)
Interest expense–related party	—	—	—	(726)
Other income (expense), net	2,052	76	5,764	10,241
Loss before income taxes	(4,576)	(23,643)	(77,665)	(51,939)
Income tax (provision) benefit	(539)	(380)	(1,926)	(828)
Net loss	$(5,115)	$(24,023)	$(79,591)	$(52,767)

Basic and diluted per share information:
Loss per share	$(0.03)	$(0.15)	$(0.49)	$(0.33)
Weighted average shares outstanding(a)	161,613	160,658	161,478	159,884

Stock-based compensation expense by function:
Cost of revenue	$302	$145	$1,000	$493
Research and development expense	1,118	4,774	20,447	16,114
Sales and marketing expense	3,634	1,690	9,986	4,693
General and administrative expense	7,027	7,743	32,907	23,593
Total stock-based compensation expense	$12,081	$14,352	$64,340	$44,893
(a)    Approximately 4.9 million common shares outstanding have been excluded from the computation of weighted average shares outstanding for EPS purposes because they are subject to satisfaction of certain vesting conditions, the details of which can be found in our filings with the SEC. For additional information on the separation, see our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 27, 2023.

VIMEO, INC. CONSOLIDATED BALANCE SHEET
($ in thousands)
	December 31, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$274,497	$321,900
Accounts receivable, net	31,434	29,451
Prepaid expenses and other current assets	18,395	18,811
Total current assets	324,326	370,162

Leasehold improvements and equipment, net	1,355	2,868
Goodwill	245,406	242,586
Intangible assets with definite lives, net	5,468	11,008
Other non-current assets	28,876	22,737
TOTAL ASSETS	$605,431	$649,361

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Accounts payable, trade	$8,415	$17,501
Deferred revenue	167,388	173,167
Accrued expenses and other current liabilities	57,151	67,385
Total current liabilities	232,954	258,053

Other long-term liabilities	18,619	20,713

Commitments and contingencies

SHAREHOLDERS' EQUITY:
Common stock	1,572	1,567
Class B common stock	94	94
Preferred stock	—	—
Additional paid-in-capital	768,390	704,796
Accumulated deficit	(415,367)	(335,776)
Accumulated other comprehensive loss	(831)	(86)
Total shareholders' equity	353,858	370,595
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$605,431	$649,361

VIMEO, INC. CONSOLIDATED STATEMENT OF CASH FLOWS
($ in thousands)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net loss	$(5,115)	$(24,023)	$(79,591)	$(52,767)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation expense	12,081	14,352	64,340	44,893
Amortization of intangibles	1,234	1,320	5,100	5,846
Depreciation	144	326	2,198	923
Provision for credit losses	(144)	926	7,606	1,428
Gain on the sale of an asset	—	—	—	(10,151)
Non-cash lease expense	791	1,590	4,955	3,686
Other adjustments, net	286	100	(433)	542
Changes in assets and liabilities:
Accounts receivable	(1,111)	(12,514)	(13,027)	(19,204)
Prepaid expenses and other assets	(1,534)	(2,674)	(3,090)	(10,086)
Accounts payable and other liabilities	(4,047)	5,763	(22,744)	14,146
Deferred revenue	(900)	3,198	(2,385)	36,698
Net cash provided by (used in) operating activities	1,685	(11,636)	(37,071)	15,954
Cash flows from investing activities:
Acquisitions, net of cash acquired	—	(14,241)	21	(14,241)
Capital expenditures	(132)	(143)	(802)	(445)
Proceeds from the sale of an asset	—	—	1,611	7,862
Other, net	—	—	—	—
Net cash (used in) provided by investing activities	(132)	(14,384)	830	(6,824)
Cash flows from financing activities:
Proceeds from sale of common stock, net of fees	—	—	—	299,750
Principal payments on related-party debt	—	—	—	(94,565)
Deferred financing costs	—	—	—	(1,440)
Withholding taxes paid related to equity awards	(288)	4,891	(5,448)	(4,051)
Proceeds from exercise of stock options	—	2,458	18	3,364
Contingent consideration payment	—	—	(4,816)	—
Other	279	—	(342)	—
Net cash (used in) provided by financing activities	(9)	7,349	(10,588)	203,058
Total cash provided (used)	1,544	(18,671)	(46,829)	212,188
Effect of exchange rate changes on cash and cash equivalents and restricted cash	83	166	(682)	120
Net increase (decrease) in cash and cash equivalents and restricted cash	1,627	(18,505)	(47,511)	212,308
Cash and cash equivalents and restricted cash at beginning of period	273,207	340,850	322,345	110,037
Cash and cash equivalents and restricted cash at end of period	$274,834	$322,345	$274,834	$322,345

VIMEO, INC. DISAGGREGATED REVENUE AND OPERATING METRICS
(in thousands except per ARPU)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Disaggregated Revenue
Self-Serve & Add-Ons	$73,652	$75,048	$304,726	$275,259
Vimeo Enterprise	10,415	7,722	39,271	23,236
Other	21,497	23,350	89,031	93,183
Total Revenue	$105,564	$106,120	$433,028	$391,678

Operating Metrics
Self-Serve & Add-Ons:
Subscribers	1,505.0	1,554.7	1,505.0	1,554.7
Average Subscribers	1,522.1	1,534.0	1,529.9	1,443.6
ARPU	$192	$194	$199	$191
Bookings	$70,102	$73,896	$297,312	$301,463

Vimeo Enterprise:
Subscribers	2.2	1.6	2.2	1.6
Average Subscribers	2.2	1.5	1.9	1.2
ARPU	$19,191	$20,162	$20,321	$19,683
Bookings	$16,207	$10,166	$46,781	$30,567

Other:
Subscribers	93.3	138.7	93.3	138.7
Average Subscribers	97.7	142.6	116.0	168.0
ARPU	$873	$650	$767	$555
Bookings	$17,971	$18,484	$67,015	$72,565

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
($ in millions; rounding differences may occur)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Reconciliation of non-GAAP gross profit:
GAAP Gross profit	$80.9	$79.5	$329.4	$289.1
Gross Margin	77%	75%	76%	74%
Add back: Stock-based compensation expense	0.3	0.1	1.0	0.5
Add back: Restructuring costs	—	—	—	—
Non-GAAP Gross Profit	$81.2	$79.6	$330.4	$289.6
Non-GAAP Gross Margin	77%	75%	76%	74%

Reconciliation of non-GAAP operating expenses:
GAAP Research and development expense	$23.1	$30.4	$127.7	$105.6
% of Revenue	22%	29%	29%	27%
Less: Stock-based compensation expense	1.1	4.8	20.4	16.1
Less: Restructuring costs	—	—	2.3	—
Non-GAAP Research and development expense	$22.0	$25.6	$104.9	$89.5
% of Revenue	21%	24%	24%	23%

GAAP Sales and marketing expense	$40.6	$42.6	$170.4	$152.7
% of Revenue	38%	40%	39%	39%
Less: Stock-based compensation expense	3.6	1.7	10.0	4.7
Less: Restructuring costs	—	—	1.1	—
Non-GAAP Sales and marketing expense	$37.0	$40.9	$159.3	$148.0
% of Revenue	35%	39%	37%	38%

GAAP General and administrative expense	$22.2	$28.5	$107.0	$85.1
% of Revenue	21%	27%	25%	22%
Less: Stock-based compensation expense	7.0	7.7	32.9	23.6
Less: Contingent consideration	(0.5)	—	(1.1)	—
Less: Restructuring costs	—	—	0.8	—
Non-GAAP General and administrative expense	$15.7	$20.8	$74.5	$61.5
% of Revenue	15%	20%	17%	16%

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

($ in millions except per share data; shares in thousands; rounding differences may occur)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Reconciliation of net loss to Adjusted EBITDA:
Net loss	$(5.1)	$(24.0)	$(79.6)	$(52.8)
Add back:
Income tax provision (benefit)	0.5	0.4	1.9	0.8
Other (income) expense, net	(2.1)	(0.1)	(5.8)	(10.2)
Interest expense–related party	—	—	—	0.7
Interest expense	0.1	0.1	0.5	0.4
Operating loss	(6.5)	(23.6)	(82.9)	(61.0)
Operating Loss Margin	(6)%	(22)%	(19)%	(16)%
Add back:
Stock-based compensation expense	12.1	14.4	64.3	44.9
Depreciation	0.1	0.3	2.2	0.9
Amortization of intangibles	1.2	1.3	5.1	5.8
Contingent consideration	(0.5)	—	(1.1)	—
Restructuring costs	—	—	4.2	—
Adjusted EBITDA	$6.5	$(7.6)	$(8.2)	$(9.4)
Adjusted EBITDA Margin	6%	(7)%	(2)%	(2)%

Computation of Free Cash Flow:
Net cash provided by (used in) operating activities	$1.7	$(11.6)	$(37.1)	$16.0
Add: Restructuring costs	0.4	—	3.9	—
Less: Capital expenditures	(0.1)	(0.1)	(0.8)	(0.4)
Free Cash Flow	$1.9	$(11.8)	$(34.0)	$15.5

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL OUTLOOK

($ in millions; rounding differences may occur)

	Three Months Ended March 31, 2023	Twelve Months Ended December 31, 2023
Operating loss to Adjusted EBITDA range:
Operating loss	$(26.4)	$(78.9)	—	$(73.9)
Add back:
Stock-based compensation expense	19.7	74.9		74.9
Depreciation	1.0	1.7		1.7
Amortization of intangibles	1.2	2.8		2.8
Contingent consideration	—	—		—
Restructuring costs	4.5	4.5		4.5
Adjusted EBITDA	$0.0	$5.0	—	$10.0

PRINCIPLES OF FINANCIAL REPORTING

We have provided in this press release certain non-GAAP financial measures, including Adjusted EBITDA, non-GAAP gross profit, non-GAAP operating expenses, and free cash flow, to supplement our financial information presented in accordance with GAAP. We use these non-GAAP financial measures internally in analyzing our financial results and believe that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures. However, our presentation of these non-GAAP financial measures may differ from the presentation of similarly titled measures by other companies. Adjusted EBITDA is one of the metrics on which our internal budgets are based and also one of the metrics by which management is compensated. We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. We endeavor to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measure with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measure. We encourage investors to examine the reconciling adjustments between the GAAP and corresponding non-GAAP measure.

From time to time, we provide forward-looking outlook information, including for Adjusted EBITDA and free cash flow. Adjusted EBITDA and free cash flow used in our outlook will differ from net earnings (loss) and operating income (loss), and net cash provided by operating activities, respectively, in ways similar to the reconciliations provided above and the definitions of Adjusted EBITDA and free cash flow provided below.

Definitions of Non-GAAP Measures

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA") is defined as operating loss excluding: (1) stock-based compensation expense; (2) depreciation; (3) acquisition-related items consisting of (i) amortization of intangible assets, (ii) impairments of goodwill and intangible assets, if applicable, and (iii) gains and losses recognized on changes in the fair value of contingent consideration arrangements; and (4) restructuring costs associated with exit or disposal activities such as a reduction in force. We believe this measure is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. Stock-based compensation, depreciation, and acquisition-related items are excluded from our Adjusted EBITDA measure because these items are either non-cash or non-recurring in nature. The above items are collectively referred to as "Adjusted EBITDA Non-GAAP Adjustments." Adjusted EBITDA has certain limitations because it excludes the impact of these expenses.

Adjusted EBITDA Margin is Adjusted EBITDA, divided by revenue.
Non-GAAP gross profit excludes stock-based compensation expense and restructuring costs included in Cost of revenue.

Non-GAAP Gross Margin is Non-GAAP Gross Profit, divided by revenue.
Non-GAAP operating expenses include Non-GAAP Research and development expense, Non-GAAP Sales and marketing expense, and Non-GAAP General and administrative expense. These Non-GAAP operating expenses exclude Adjusted EBITDA Non-GAAP Adjustments in their respective expense items.

Free Cash Flow is defined as net cash used in, or provided by, operating activities less cash used for capital expenditures, contingent consideration arrangements included in operating activities and restructuring costs. We believe Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash.

Items That Are Excluded From Non-GAAP Measures

Stock-based compensation expense consists of expense associated with the grants of Vimeo stock-based awards. These expenses are not paid in cash and we view the economic costs of stock-based awards to be the dilution to our share base. We also consider the dilutive impact of stock-based awards in GAAP diluted earnings per share, to the extent such impact is dilutive.

Depreciation is a non-cash expense relating to our leasehold improvements and equipment and is computed using the straight-line method to allocate the cost of depreciable assets to operations over their estimated useful lives, or, in the case of leasehold improvements, the lease term, if shorter.

Amortization of intangible assets and impairments of goodwill and intangible assets are non-cash expenses related to acquisitions. At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as customer relationships, technology and trade names, are valued and amortized over their estimated lives. An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value. We believe that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairments of intangible assets or goodwill, if applicable, are not ongoing costs of doing business.

Gains and losses recognized on changes in the fair value of contingent consideration arrangements are accounting adjustments to report contingent consideration liabilities at fair value. These adjustments can be highly variable and are excluded from our assessment of performance because they are considered non-operational in nature and, therefore, are not indicative of current or future performance or the ongoing cost of doing business.

Restructuring costs consist of costs associated with exit or disposal activities such as severance and other post-employment benefits paid in connection with a reduction in force. We consider these costs to be non-recurring in nature and therefore, are not indicative of current or future performance or the ongoing cost of doing business.

Operating Metrics and Key Terms

Self-Serve & Add-Ons relates to our subscription plans sold directly online, and any add-on services tied to those online subscriptions. This includes our Starter, Standard, and Advanced subscription plans, and add-on services such as bandwidth charges which are sold through our sales force to subscribers of one of our plans if they exceed a certain threshold of bandwidth. Revenue and operating metrics derived from add-on services such as bandwidth charges had previously been included in Sales-Assisted.
Vimeo Enterprise relates to our video offering designed for teams and organizations, which includes the same capabilities of our Self-Serve & Add-Ons plus enterprise-grade features such as advanced security, custom user permissions, single-sign on for employees, interactive video, and marketing software integrations. Vimeo Enterprise is sold through our sales force and is often an upgrade from Vimeo's Self-Serve & Add-Ons as the number of users or use cases in an organization grows. Revenue and operating metrics derived from Vimeo Enterprise had previously been included in Sales-Assisted.

Other relates to products and services we offer outside of Self-Serve & Add-Ons and Vimeo Enterprise, primarily our over-the-top ("OTT") video monetization solution that allows customers to launch and run their own video streaming channel directly to their audience through a branded web portal, mobile apps and Internet-enabled TV apps. Other also includes Magisto, Livestream, WIREWAX, and Wibbitz. Revenue and operating metrics derived from OTT, WIREWAX, Wibbitz, and portions of Livestream had previously been included in Sales-Assisted. Revenue and operating metrics derived from Magisto and portions of Livestream had previously been included in Self-Serve.
Subscribers is the number of users who have an active subscription to one of Vimeo’s paid plans measured at the end of the relevant period. Vimeo counts each account with a subscription plan as a subscriber. In the case of customers who maintain accounts across Self-Serve & Add-Ons, Vimeo Enterprise, and Other, Vimeo counts them as one subscriber for each of the components in which they maintain a subscription. Vimeo does not count team members who have access to a subscriber’s account as additional subscribers.
Average Subscribers is the sum of the number of Subscribers at the beginning and at the end of the relevant measurement period divided by two.
Average Revenue per User (“ARPU”) is the annualized revenue for the relevant period divided by Average Subscribers. For periods that are less than a full year, annualized revenue is calculated by dividing the revenue for that particular period by the number of calendar days in the period and multiplying this value by the number of days in that year.
Bookings consists of fixed fees for SaaS services, measured at the end of the relevant period, that subscribers have paid or committed to pay during their subscription period or 12 months, whichever is shorter, less refunds and chargebacks during the same period.
Gross Margin is revenue less cost of revenue, divided by revenue.
Operating Loss Margin is Operating loss, divided by revenue.

Net Revenue Retention ("NRR") is a metric we track for our Vimeo Enterprise Customers that is calculated by taking the sum of (a) annualized subscription revenue for Vimeo Enterprise Customers at the end of the period that also existed twelve months prior and (b) the variable revenue attributed to these same customers over the preceding twelve months and dividing that by the annualized subscription revenue for all customers that existed twelve months prior plus the variable revenue attributed to this same set of customers over the twelve months prior to that date.

DILUTIVE SECURITIES

Vimeo has various dilutive securities. The table below details these securities as well as estimated dilution at various stock prices (shares in millions; rounding differences may occur).

	Shares	Avg. Exercise Price	As of 2/17/2023	Dilution at:

Share Price			$4.10	$6.00	$8.00	$10.00	$12.00

Common Stock Outstanding as of 2/17/2023	166.6		166.6	166.6	166.6	166.6	166.6

SARs and Stock Options	15.2	$5.82	—	—	1.4	2.8	3.8
RSUs	15.9		8.6	8.6	8.6	8.6	8.6
Total Estimated Dilution			8.6	8.6	10.0	11.4	12.4
% Dilution			5.1%	5.1%	6.0%	6.8%	7.4%
Total Estimated Diluted Shares Outstanding			175.2	175.2	176.6	178.0	179.0

The dilutive securities presentation is calculated using the methods and assumptions described below, which are different than those prescribed by GAAP.

The estimated dilutive effect was calculated assuming the Company settles equity awards on a net basis; therefore, the dilutive effect is presented as the net number of shares expected to be issued upon vesting or exercise, adjusted for (i) the estimated income tax benefit from the tax deduction received upon the vesting or exercise of awards held in the U.S., as such tax benefit is assumed to be used to repurchase shares of Vimeo common stock and (ii) in the case of stock options, the strike price proceeds that are received by the Company and assumed to be used to repurchase shares of Vimeo common stock. The number of shares required to settle stock appreciation rights will be impacted by movement in the stock price of Vimeo.

OTHER INFORMATION

Cautionary Statement Regarding Forward-Looking Information

This press release and the Vimeo livestream which will be held at 8:30 a.m. Eastern Time on February 28, 2023, contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "will," "may," "could," "should," "would," "anticipates," "estimates," "expects," "plans," "projects," "forecasts," "intends," "targets," "seeks" and "believes," as well as variations of these words or comparable words, among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements relating to Vimeo's expectations regarding future results of operations and financial condition, business strategy, and plans and objectives of management for future operations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions. Actual results could differ materially from those contained in or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: adverse changes in economic conditions, changes in the regulatory landscape, including, in particular, changes in laws that might increase the liability of online intermediaries for user-generated content, reputational damage caused by problematic user content or our decisions to remove (or not remove) it; changes in policies implemented by third party platforms upon which we rely for traffic and distribution of mobile apps, increased competition in the online video category, our ability to convert visitors into uploaders and uploaders into paying subscribers, our ability to retain paying subscribers by maintaining and improving our value proposition, our ability to provide video storage and streaming in a cost-effective manner, our ability to successfully attract sales-assisted customers, our ability to protect sensitive data from unauthorized access, the integrity, quality, scalability and redundancy of our systems, technology and infrastructure (and those of third parties with which we do business), our ability to successfully operate in and expand into additional international markets, our ability to adequately protect our intellectual property rights and not infringe the intellectual property rights of third parties, foreign exchange currency rate fluctuations, the impact of the COVID-19 pandemic and geopolitical events on our business, the possibility that our historical consolidated and combined results may not be indicative of our future results and the other factors set forth in the section titled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the Securities and Exchange Commission ("SEC") on February 27, 2023 as they may be updated by our periodic reports subsequently filed with the SEC. Other unknown or unpredictable factors that could also adversely affect Vimeo’s business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of Vimeo’s management as of the date of this communication. Vimeo does not undertake to update these forward-looking statements.

About Vimeo

Vimeo (NASDAQ:VMEO) is the world's most innovative video experience platform. We enable anyone to create high-quality video experiences to connect better and bring ideas to life. We proudly serve our growing community of nearly 300 million users — from creative storytellers to globally distributed teams at the world's largest companies. Learn more at www.vimeo.com.

Contact Us

Vimeo IR
Ken Goff
ir@vimeo.com

Vimeo Communications
Matt Anchin
pr@vimeo.com